Exhibit (c)(4)

Discussion Materials Prepared for Goldman Sachs & Co. LLC Strictly Private and Confidential October 25, 2021

Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board”) and senior management of Covetrus (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “ConfidentialInformation”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. 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Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Board, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. The Confidential Information does not address, nor does Goldman Sachs express any view as to, the potential effects of volatility in the credit, financial and stock markets on the Company, any other party to any transaction or any transaction. 1

I. DCF Related Discussion

Illustrative Weighted Average Cost of Capital Analysis Beta Range (1.50 – 1.90) Assumptions WACC Sensitivity Analysis Target Capital Structure Debt 20.0 % Total Debt / Capitalization Equity 80.0 % Assumptions $ 0.10 15.0% 20.0% 25.0 % Risk Free Rate 1.93 % Equity Beta 1.70 Equity Risk Premium 5.8 % Beta 1.50 9.5% 9.2% 8.8 % Cost of Equity 11.8 % Marginal Tax Rate 21.0 % Equity 1.70 10.5% 10.1% 9.7 % Pre-Tax Cost of Debt 4.3 % Levered After Tax Cost of Debt 3.4% 1.90 11.5% 11.0% 10.6 % WACC 10.1 % Historical Beta Over Time 2.90 Average Since IPO 2Y 1Y 6M 3M 1M Covetrus 1.54 1.72 1.88 1.90 1.92 1.92 2.50 Distribution¹ 0.98 0.91 0.83 0.83 0.83 0.84 Companion Animal Health² 0.81 0.83 0.89 0.89 0.89 0.90 2.10 Profitable HCIT³ 1.24 1.27 1.29 1.25 1.25 1.28 Beta 1.91 Historical 1.70 1.30 1.31 0.91 0.90 0.84 0.50 Feb-2019 Aug-2019 Feb-2020 Sep-2020 Mar-2021 Sep-2021 Source: Company filings, historical Axioma betas, management projections, market capitalization on basic shares outstanding, Bloomberg as of 24-Sep-2021 3

Goldman Sachs

# Peer Beta Overview

INVESTMENT BANKING DIVISION

| Company | Historical Beta | Predicted Beta | 2-Year Average Beta | Market Cap | Total Debt | Total Cash | Net Debt / Cap |
|---|---|---|---|---|---|---|---|
| Covetrus | 1.91 | 1.16 | 1.72 | $ 2,637 | $ 1,071 | $ 230 | 24.2 % |
| Dechra | 0.53 | 0.78 | 0.61 | 5,624 | 319 | 118 | 3.5 % |
| Elanco Animal Health | 1.21 | 0.89 | 1.11 | 15,435 | 6,126 | 580 | 26.4 % |
| Phibro Animal Health | 0.97 | 1.12 | 0.77 | 874 | 430 | 93 | 27.8 % |
| Vetoquinol | 1.02 | 0.93 | 0.31 | 1,559 | 35 | 51 | (1.1)% |
| Virbac | 0.61 | 0.79 | 0.57 | 3,242 | 129 | 185 | (1.8)% |
| Zoetis | 0.86 | 0.70 | 0.92 | 97,389 | 7,347 | 3,674 | 3.6 % |
| IDEXX | 1.04 | 0.84 | 1.07 | 58,857 | 1,013 | 232 | 1.3 % |
| Heska | 1.00 | 1.10 | 1.07 | 2,838 | 90 | 245 | (6.0)% |
| Animal Health Median | 0.98 | 0.87 | 0.84 | | | | 2.4 % |
| Patterson Companies | 0.98 | 0.84 | 1.00 | 2,959 | 641 | 143 | 14.4 % |
| AmerisourceBergen | 0.67 | 0.71 | 0.80 | 25,412 | 8,392 | 2,553 | 18.7 % |
| Cardinal Health | 0.83 | 0.88 | 0.96 | 14,526 | 6,236 | 3,407 | 16.3 % |
| McKesson | 0.85 | 0.75 | 0.87 | 31,422 | 7,176 | 2,423 | 13.1 % |
| Owens & Minor | NM | 1.35 | NM | 2,371 | 1,009 | 45 | 28.9 % |
| Henry Schein | 1.03 | 0.77 | 0.99 | 10,910 | 788 | 167 | 5.4 % |
| Distribution Median | 0.85 | 0.81 | 0.96 | | | | 15.4 % |
| IQVIA | 1.33 | 0.84 | 0.92 | 50,128 | 12,287 | 1,911 | 17.1 % |
| Cerner | 0.79 | 0.77 | 0.90 | 21,572 | 1,864 | 885 | 4.3 % |
| Change Healthcare | 1.60 | 0.68 | 1.59 | 6,903 | 4,872 | 109 | 40.8 % |
| R1 | 1.12 | 0.79 | 1.10 | 5,948 | 700 | 165 | 8.3 % |
| Inovalon | 1.02 | 0.93 | 0.88 | 6,300 | 940 | 129 | 11.4 % |
| HealthEquity | 1.47 | 1.05 | 1.56 | 5,520 | 1,057 | 754 | 5.2 % |
| Signify Health | 1.28 | 1.61 | 1.18 | 4,485 | 338 | 632 | (7.0)% |
| Evolent | 1.47 | 0.86 | 1.41 | 2,278 | 233 | 207 | 1.1 % |
| Profitable HCIT Median | 1.31 | 0.85 | 1.14 | | | | 6.7 % |
| Total Median | 1.01 | 0.84 | 0.98 | | | | 5.4 % |

*Source: Company filings, historical Axioma betas, management projections, market capitalization on basic shares outstanding, Bloomberg as of 24-Sep-2021*

4

Goldman Sachs | INVESTMENT BANKING DIVISION

# Illustrative Discounted Cash Flow Analysis

## ($ in millions, except per share data)

### Illustrative Unlevered Free Cash Flow

| | Management Projections[1] | | | | | | | Terminal |
|---|---|---|---|---|---|---|---|---|
| | 2021E | Q4 2021E | 2022E | 2023E | 2024E | 2025E | 2026E | Year |
| Total Revenue | $ 4,604 | $ 1,151 | $ 5,049 | $ 5,457 | $ 5,859 | $ 6,258 | $ 6,600 | $ 6,600 |
| *% Growth* | | -- | *9.7 %* | *8.1 %* | *7.4 %* | *6.8 %* | *5.5 %* | |
| **EBITDA** | **$ 261** | **$ 65** | **$ 304** | **$ 354** | **$ 400** | **$ 450** | **$ 500** | **$ 500** |
| *% Margin* | *5.7 %* | *5.7 %* | *6.0 %* | *6.5 %* | *6.8 %* | *7.2 %* | *7.6 %* | *7.6 %* |
| (-) Depreciation & Amortization | (125) | (31) | (128) | (126) | (135) | (144) | (152) | (88) |
| **EBIT** | **$ 136** | **$ 34** | **$ 176** | **$ 229** | **$ 266** | **$ 306** | **$ 348** | **$ 412** |
| *% Margin* | *3.0 %* | *3.0 %* | *3.5 %* | *4.2 %* | *4.5 %* | *4.9 %* | *5.3 %* | *5.3 %* |
| *% Growth* | | -- | *29.6 %* | *29.6 %* | *16.2 %* | *15.3 %* | *13.7 %* | |
| (-) Cash Taxes | | (29) | (7) | (37) | (48) | (56) | (64) | (87) |
| *% Marginal Tax* | | *21.0 %* | *21.0 %* | *21.0 %* | *21.0 %* | *21.0 %* | *21.0 %* | *21.0 %* |
| **NOPAT** | | **$ 5** | **$ 169** | **$ 191** | **$ 218** | **$ 251** | **$ 284** | **$ 325** |
| (+) Depreciation & Amortization | | 31 | 128 | 126 | 135 | 144 | 152 | 88 |
| (-) Change in NWC | | 2 | (55) | (55) | (47) | (52) | (57) | (22) |
| (-) Capex | | (19) | (73) | (85) | (93) | (93) | (93) | (93) |
| **Unlevered Free Cash Flow** | | **$ 20** | **$ 169** | **$ 177** | **$ 212** | **$ 249** | **$ 286** | **$ 299** |

### Implied Equity Value

| | | PGR | | |
|---|---|---|---|---|
| | | 1.5 % | 2.0 % | 2.5 % |
| WACC | 8.50 % | $ 3,629 | $ 3,852 | $ 4,112 |
| | 9.75 % | $ 2,982 | $ 3,130 | $ 3,297 |
| | 11.00 % | $ 2,504 | $ 2,607 | $ 2,721 |

### Implied Share Price

| | | PGR | | |
|---|---|---|---|---|
| | | 1.5 % | 2.0 % | 2.5 % |
| WACC | 8.50 % | $ 25.48 | $ 27.04 | $ 28.85 |
| | 9.75 % | $ 20.98 | $ 22.01 | $ 23.18 |
| | 11.00 % | $ 17.65 | $ 18.37 | $ 19.17 |

### Implied Terminal EV / EBITDA

| | | PGR | | |
|---|---|---|---|---|
| | | 1.5 % | 2.0 % | 2.5 % |
| WACC | 8.50 % | 8.8 x | 9.4 x | 10.0 x |
| | 9.75 % | 7.5 x | 7.9 x | 8.3 x |
| | 11.00 % | 6.5 x | 6.8 x | 7.1 x |

*Source: Management Projection*

*[1] Projections based on management base LRP through 2024 and management extrapolations from 2025 through 2026.*

5

II. Valuation Multiple Discussion

Covetrus Multiple Over Time ($ in millions, except share data) NTM EV / EBITDA Multiple 30.0x Average 2-Year 1-Year YTD 3-Month Covetrus 15.9x 18.2x 18.1x 14.8x 25.0x 20.0x tip le Mul EBITDA 15.0x 12.9x EV / 10.0x 5.0x 0x Feb-2019 May-2019 Sep-2019 Dec-2019 Apr-2020 Jul-2020 Nov-2020 Feb-2021 Jun-2021 Sep-2021 Source: Capital IQ, IBES as of 24-Sep-2021 7

MWI’s Pre-Transaction Trading Levels and Historical Premium to Distributors MWI Historical Premium to NTM EV / EBITDA Distributors 20x Average 5Y 3Y 2Y 1Y CVET MWI 12.8 x 14.1 x 14.8 x 14.6 x 5-Year Avg. to Human Health Current NTM Distributors¹ 7.8 8.3 9.2 9.8 Distributors EV/EBITDA: Premium 5.0 5.8 5.6 4.8 13.1 x MWI 5-Year Average Current Median 16x Premium to Human Human Health 15.9 x Health Distributors Distribution Multiple Multiple EBITDA 5.0 x 8.3 x 12x Weighted 10.4 x 8x NTM-Time Implied Animal Health 4x Distribution Business 13.3x Multiple Today 0x Jan-2010 Jan-2011 Jan-2012 Jan-2013 Jan-2014 Jan-2015 MWI Distributors¹ Source: Bloomberg, IBES, as of 24-Sep-2021 ¹Distrubutors includes ABC, CAH, and MCK. Note: Above metrics as of undisturbed date of 12-Jan-2015 8

Goldman Sachs
INVESTMENT BANKING DIVISION

# Analyst Targets Indicate 59% Upside to Current Levels with Analysts Focused on EBITDA Multiple Methodologies

**Buy Rating for 4/6 Available Brokers**

| Analyst | Date | Price Target | Implied Upside | EV / EBITDA | P / E | DCF | Valuation Methodology |
|---|---|---|---|---|---|---|---|
| Analyst A | 3-Sep-21 | $38.00 | 98% | - | - | ✓ | ■ Utilizes DCF (7.0% WACC; terminal growth of 2% vs 3% prior) |
| Analyst B | 6-Aug-21 | $37.00 | 93% | ✓ | - | ✓ | ■ DCF analysis,(9.0% WACC, terminal growth of 1%) augmented by a forward EV/EBITDA multiple compared to peer group multiples and/or historic trading ranges |
| Analyst C | 5-Aug-21 | $32.00 | 67% | ✓ | - | - | ■ Based on a ~19x multiple applied **to 2022 EBITDA** estimate of $278mm.<br>— ***Implies 16.6x 2023E EBITDA multiple*** |
| Analyst D | 8-Aug-21 | $29.00 | 51% | ✓ | - | - | ■ Based on an EV of **16.5x 2022E EBITDA**, a discount to closest, most recently traded public competitor MWI Veterinary (15.7x takeout valuation), and broader animal health peer group (20.5x).<br>– ***Implies 14.2x 2023E EBITDA multiple*** |
| Analyst E | 13-Aug-21 | $27.00 | 41% | ✓ | - | - | ■ Based on **15.5x Multiple on CY 2023E EBITDA** |
| Analyst F | 14-Jun-21 | $22.00 | 15% | ✓ | ✓ | - | ■ Blended multiple based on 50% P/E (24x) and 50% **EV/EBITDA (16x) on NTM estimates** 12 months out (including stock-based comp) (multiples unchanged. |

**Current Price: $19.16**
**Median: $30.50**
**Implied Upside Median: 59%**

■ **Buy** ■ **Hold** ■ **Sell**

*Source: Wall Street Research as of 24-Sep-2021*
*Note: Median excludes anonymous analysts and analysts for which no reports are available.*

9

# Illustrative SOTP Analysis

## ($ in billions, except per share data)

INVESTMENT BANKING DIVISION

### Illustrative SOTP Analysis

**CVET**

**Current NTM EV / EBITDA: 13.1 x**


Implied Share Price: $23.15 - $27.37
Current Share Price: $19.16
$ 2.4
$ 2.3
$ 2.3
$ 1.9
$ 4.7
$ 4.1
$ 0.8
$ 3.9
$ 3.3
$ 2.7
Distribution
GTS
SOTP Implied EV
Net Debt
SOTP Implied Equity Value
Current Equity Value

| | | | SOTP Implied NTM EBITDA Multiple |
|---|---|---|---|
| NTM EBITDA[1] | $ 188 | $ 104 | $ 293 |
| NTM Multiple Range | 12.0x-13.0x | 18.0x-22.0x | 14.1x-16.2x |

*Implied EV / NTM Rev: 2.1x – 2.6x*

***SOTP Implied Premium: 20.8% - 42.7%***

*Source: Management projections, Company filings, CapIQ, market data as of 24-Sep-2021*
*Note: Distribution and Technology level enterprise values derived by applying the stated NTM multiples to the NTM metric for each segment and equity value derived utilizing the company's latest capital structure per filings. [1] EBITDA burdened by unallocated Corporate and Contingency, allocated to segments based on annual revenue contribution and represents NTM as of pricing date of market data.*

10

INVESTMENT BANKING DIVISION

# Valuation Peer Benchmarking

## EV / 2022E EBITDA


12.9x
8.5x
22.7x
19.8x
11.4x
CVET
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

## EV / 2023E EBITDA


11.4x
8.0x
20.4x
17.3x
10.7x
CVET
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

*Source: CVET and peers based on IBES estimates as of 24-Sep-21*

*Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express; Chewy excluded due to non-material multiples. Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare (priced as of undisturbed date of 05-Jan-21), Invovalon (priced as of undisturbed date of 25-Jul-21), Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health.*

11

Goldman Sachs

# Operational Peer Benchmarking

## Management Projections

INVESTMENT BANKING DIVISION

### 2021E – 2023E Revenue Growth


6.8%
18.9%
8.9%
3.8%
6.2%
10.5%
11.2%
CVET Distribution
CVET GTS
CVET Total
Distrubution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

### 2021E – 2023E EBITDA Growth[1]


6.4%
36.4%
16.6%
5.0%
8.3%
15.2%
37.4%
CVET Distribution
CVET GTS
CVET Total
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

### 2022 Gross Margin


16.0 %
34.7 %
19.4 %
10.0 %
58.7 %
53.8 %
28.5 %
CVET Distribution
CVET GTS
CVET Total
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

### 2022 EBITDA Margin[1]


4.6%
12.2%
6.0%
3.1%
22.5%
27.5%
7.7%
CVET Distribution
CVET GTS
CVET Total
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

*Source: CVET and peers based on IBES estimates as of 24-Sep-21*
*Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express; Chewy excluded due to non-material multiples. Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare (priced as of undisturbed date of 05-Jan-21), Invovalon (priced as of undisturbed date of 25-Jul-21), Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health. [1] Covetrus business units EBITDA burdened by corporate cost and contingency based on revenue contribution.*

12

Profitable HCIT Valuation Benchmarking ($ in millions) EV / 2022E EBITDA 38.3 x Median: 19.0 x 22.4 x 20.8 x 19.3 x 18.7 x 16.6 x 11.0 x 9.4 x Evolent Signify Health HealthEquity Inovalon IQVIA R1 Cerner Change Healthcare GTS EV $ 2,756 $ 4,552 $ 5,871 $ 6,011 $ 60,972 $ 6,713 $ 22,650 $ 10,911 –YoY Rev Growth 15.8% 19.1% 9.1% 12.7% 7.3% 15.2% 5.3% 7.2% 20.1% 22 Gross Margin 28.3% 50.2% 57.4% 75.6% 34.1% 27.1% 83.1% 59.4% 34.7 % YoY EBITDA 33.8% 26.7% 14.4% 14.9% 9.6% 19.4% 8.7% 10.9% 34.9% Growth 22 EBITDA Margin 7.0% 22.5% 33.9% 36.1% 22.2% 25.0% 33.9% 32.3% 12.2 % Source: IBES estimates as of 24-Sep-21, management projections Note: Change Healthcare priced as of undisturbed date of 05-Jan-21, Inovolan priced as of undisturbed date of 25-Jul-2021. 13

Illustrative Present Value of Future Share Price Analysis NTM EV / EBITDA Multiple Method | ($ in millions, except per share data) Illustrative FSP Analysis PVFSP at Year End 2023 NTM EV / EBITDA NTM EBITDA Multiple $ 46.57 16.0x $ 39.91 14.5x 11.5 x 13.0 x 14.5 x 16.0 x $ 41.87 13.0x $ 33.79 $ 37.16 11.5x $ 35.73 A $ 440 $ 24.17 $ 27.81 $ 31.44 $ 35.08 $ 27.08 $ 31.54 $ 32.46 EBITD $ 30.09 LRP) $ 26.39 $ 27.36 $ 400 $ 21.64 $ 24.94 $ 28.25 $ 31.56 $ 19.16 $ 23.90 (Base $ 22.69 $ 20.73 2024 $ 17.55 $ 360 $ 19.09 $ 22.06 $ 25.04 $ 28.01 Current 2021 2022 2023 2024 NTM EBITDA $ 304 $ 354 $ 400 $ 450 PVFSP at Year End 2024 NTM EBITDA Multiple 13.0 x 13.0 x 13.0 x 13.0 x NTM EBITDA Multiple Implied Future EV $ 3,956 $ 4,604 $ 5,206 $ 5,854 (-) Net Debt (1,010) (845) (707) (548) 11.5 x 13.0 x 14.5 x 16.0 x Implied Future Equity Value $ 2,945 $ 3,759 $ 4,499 $ 5,306 $ 495 $ 25.69 $ 29.37 $ 33.06 $ 36.75 FDSO 142.1 142.4 142.6 142.8 BITDA ted) Implied Future Stock Price $ 20.73 $ 26.39 $ 31.54 $ 37.16 trapola E $ 450 $ 23.12 $ 26.47 $ 29.82 $ 33.17 Present Value of Future 1 $ 20.19 $ 23.16 $ 24.94 $ 26.47 Stock Price 220 5 (Ex % Premium to Current $ 405 $ 20.56 $ 23.57 $ 26.59 $ 29.60 5.4% 20.9% 30.2% 38.2 % Source: Management projections and Market data as of 24-Sep-2021 Note: Analysis assumes NTM EV/EBITDA multiple applied to forward year EBITDA and utilizes projected net debt per management projections. 1 Future stock price discounted back to today utilizing an illustrative 11% cost of equity. 14

III. LBO Related Discussion

Illustrative Leveraged Buyout Analysis ($ in millions, except per share data ) | Base Case Projections | 5 Year Hold Entry Summary Source and Uses Entry Summary Sources of Funds Amount x LTM EBITDA Transaction Price Per Share $ 26.00 New Revolver $ 0 0.0 x Current Share Price 19.16 New 1L Term Loan $ 1,303 5.0 x Implied Premium to Current 35.7 % New Senior Notes $ 456 1.8 x FDSO1 142 Total Debt $ 1,759 6.8 x Transaction Equity Value $ 3,703 Sponsor Equity $ 2,913 11.2 x Total Sources $ 4,672 17.9 x (+) Current Net Debt 841 Transaction Enterprise Value $ 4,544 Uses of Funds LTM EBITDA (2021) 261 Amount x LTM EBITDA Implied LTM Entry Multiple 17.4 x Equity Purchase Price $ 3,703 14.2 x Refinance Net Debt $ 841 3.2 x NTM EBITDA (2022) 304 Transaction Fees and OID $ 78 0.3 x Implied NTM Entry Multiple 14.9 x Min Cash $ 50 0.2 x Total Uses $ 4,672 17.9 x Deleveraging Profile Exit Summary 6.8 x EBITDA at Exit $ 530 Illustrative Exit Multiple (LTM) 17.5 x 5.0 x 4.0 x Illustrative Enterprise Value @ Exit $ 9,279 3.3 x 2.5 x (-) Net Debt @ Exit 928 1.8 x Equity Value @ Exit $ 8,352 Initial Equity Investment $2,913 MOIC 2.9 x At Close 2022E 2023E 2024E 2025E 2026E Illustrative Sponsor IRR 23.5 % Total $ 1.8 $ 1.7 $ 1.6 $ 1.4 $ 1.2 $ 1.0 Debt Source: Management Projections, Company filings, Capital IQ market data as of 24-Sep-2021 Note: Assumes transaction closes 31-Dec-2021, 17.5x LTM multiple exit, and 6.75x leverage in base case. 16

Illustrative Leveraged Buy Out Sensitivity Analysis ($ in millions, except per share data ) | Base Case Projections | 5 Year Hold Implied Implied IRR Implied IRR Premium $24 – 25% Transaction Price Per Share LTM Exit Multiple $26 – 36% $28 – 46% 23.5% $ 24.00 $ 26.00 $ 28.00 23.5% 16.0 x 17.5 x 19.0 x Implied LTM Implied Exit EBITDA1 CAGR 16.0 x 23.5% 21.0% 18.8% (1.00)% 16.7% 19.2% 21.5% $ 464 8.6 % Annual LTM Exit 17.5 x 26.0% 23.5% 21.2 % EBITDA 0.00% 21.0% 23.5% 25.7% $ 530 12.2 % Multiple Margin Flex 19.0 x 28.4% 25.7% 23.4% 1.00% 24.9% 27.3% 29.5% $ 596 15.6 % Implied IRR Implied IRR Transaction Price Per Share Transaction Price Per Share 23.5% $ 24.00 $ 26.00 $ 28.00 23.5% $ 24.00 $ 26.00 $ 28.00 Implied LTM Implied Exit EBITDA1 CAGR 6.50 x 25.7% 23.2% 20.9% (1.00)% 21.7% 19.2% 17.0% $ 464 8.6 % Annual Leverage 6.75 x 26.0% 23.5% 21.2 % EBITDA 0.00% 26.0% 23.5% 21.2% $ 530 12.2 % Margin Flex 7.00 x 26.4% 23.8% 21.4% 1.00% 30.0% 27.3% 24.9% $ 596 15.6 % Source: Management Projections, Company filings, Capital IQ market data as of 24-Sep-2021 Note: Assumes transaction closes 31-Dec-2021, 17.5x LTM multiple exit, and 6.75x leverage in base case. 1 Inclusive of $30mm of Pro Forma corporate expense savings. 17

Appendix A: Additional Information

Goldman Sachs

INVESTMENT BANKING DIVISION

# No Perfect Peer Set Exists For Covetrus

| Distribution | Companion Animal Health | Profitable HCIT | Animal Health E-Commerce Solutions[1] |
|---|---|---|---|
| AmerisourceBergen, Cardinal Health, McKesson, Owens & Minor, Henry Schein, Patterson Companies, Inc. | Dechra, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, IDEXX, Heska | Inovalon, evolent health, Cerner, HealthEquity, R1, IQVIA, signifyhealth, Change Healthcare | chewy, 1-800 PetMeds |
| ✓ Core distribution business models | ✓ Companies within animal healthcare partnering with center-based providers | ✓ Disruptive tech platforms reshaping the healthcare ecosystem | ✓ Rapidly growing animal products delivery and sales platforms |
| ✓ EV / EBITDA<br>✓ P/E | ✓ EV / Revenue<br>✓ EV / EBITDA | ✓ EV / Revenue<br>✓ EV / EBITDA | ✓ EV / Revenue<br>✓ EV / EBITDA |
| 2022 EV / EBITDA<br>✓ Range: 6x – 12x<br>✓ Median: 9x | 2022 EV / EBITDA<br>✓ Range: 11x – 69x<br>✓ Median: 23x | 2022 EV / EBITDA<br>✓ Range: 10x – 34x<br>✓ Median: 20x | 2022 EV / EBITDA<br>✓ Range: NM<br>✓ Median: 11x |

*Source: CapitalIQ, Bloomberg, IBES, market data as of 24-Sep-2021*
*[1]Chewy 2022 EV / EBITDA multiple not meaningful*

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